Exhibit 99.1

American Locker Group Incorporated Announces New Credit Facility with The F&M Bank and Trust Company

Grapevine, Texas — March 9, 2007 — American Locker Group Incorporated (OTC:ALGI.PK) (“American Locker”) announced today that it has obtained a new $2.95 million credit facility from The F&M Bank and Trust Company which was used to repay the existing mortgage loan on its headquarters facility with Manufacturers and Traders Trust Company and establish a new revolving credit facility.  American Locker had been in technical default of its mortgage loan since March 2005.

The new credit facility consists of a $2.2 million term loan and a $750,000 revolving line of credit.  The loans bear interest at prime plus 75 basis points (0.75%).  The revolving line of credit matures on March 5, 2008 and the term loan matures on March 5, 2012.

Edward Ruttenberg, Chairman and CEO, stressed that “The new credit facility will allow American Locker to focus on implementing our business plan and eliminate the uncertainty associated with our prior loan agreement.  The management team at American Locker appreciates the confidence that F&M has placed in us.”

According to F&M senior vice president, David Broussard, “American Locker continues to emerge successfully from its corporate move from New York to Texas.  We are very pleased to have this new association with the management team at American Locker, and to play a significant role in the growth and success of this fine company.”

In addition, American Locker has postponed its 2006 annual meeting of stockholders, which was originally scheduled to occur in December of 2006, until the earliest practicable date in 2007 following the preparation of American Locker’s financial statements for the 2005 fiscal year.

About American Locker Group Incorporated

American Locker is the world’s premier supplier of secure storage lockers under the American Locker Security Systems and Canadian Locker brands.  American Locker’s systems range from classic coin-operated lockers to computer/electronic-controlled distribution systems to employee and personal lockers. American Locker is known for its iconic orange keys and is viewed as the industry standard for secure storage.  Its Security Manufacturing Corporation subsidiary is a leading provider of commercial mailboxes through a national distribution network.  Security Manufacturing offers a complete line of U.S. Postal Service approved mailboxes including horizontal and vertical apartment mailboxes, cluster box units (CBUs), locking residential mailboxes, plus multi-styles for the private sectors and universities.

Further information about American Locker and its subsidiaries is available at www.americanlocker.com, www.securitymanufacturing.com and www.canadianlocker.com .

About The F&M Bank and Trust Company

The F&M Bank & Trust Company is a $1 billion, 61-year old bank based in Tulsa, Oklahoma with operations in Dallas, Texas.  Its primary focus is on middle-market companies and the owners and management teams who run them.  Further information about The F&M Bank & Trust Company is available at www.fmbanktexas.com

Contacts:

American Locker Group Incorporated

Edward Ruttenberg, Chairman and CEO, (817) 329-1600

The F&M Bank and Trust Company

David Broussard, Senior Vice-President, (214) 780-2002

In the interests of providing Company shareholders and potential investors with information regarding the Company, including the Company’s assessment of its and its subsidiaries’ future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies.  Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise.  Company shareholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.